NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

                           OIL, GAS AND MINERAL LEASE

THIS AGREEMENT made this 31st day of July 2005, between

                 Sandy Monferdini and wife Rosemary Monferdini,

Lessor (whether one or more), whose address is:

                        P.O. Box 1652, Alice, Texas 78332

and Thrust Energy Corp., a Nevada corporation, having an address of 807-1050 Burrard Street, Vancouver, B.C. V6Z 2S3.

1. Lessor, in consideration of Ten Thousand and no/100 ($10,000.00) U.S. Dollars, receipt of which is hereby acknowledged, and of the covenants and agreements of Lessee hereinafter contained, does hereby grant, lease and let unto Lessee the land covered hereby for the purposes and with the exclusive right of exploring, drilling, mining and operating for, producing and owning oil, gas, sulphur and all other minerals (whether or not similar to those mentioned), together with the right to make surveys on said land, lay pipe lines, establish and utilize facilities for surface or subsurface disposal of saltwater, construct roads and bridges, dig canals, build tanks, power stations, telephone tines, employee houses and other structures on said land, necessary or useful in Lessee's operations in exploring, drilling for, producing, treating, storing and transporting minerals produced from the land covered hereby or any other land adjacent thereto. The land covered hereby, herein called "said land," is located in the County of Jim Wells State of Texas and is described as follows:

346.16 acres of land, more or less, out of the "La Vaca' Jose Maria Garcia Survey, A- 166, situate in Jims Wells County, Texas, said tract being Lots 1 - 3 and 14-16 of Section or Block No. 3 and Lots 4-13 of Section or Block No.2 of the Theodore Plummer's Re-Subdivision of the Camada Ranch as shown by map or plat recorded in Volume I, Page 42, of the Transcribed Map Records, Jim Wells County, Texas, and being more particularly described in that certain deed dated January 14, 1980 from Joe Belle Sears Ryan, individually and as Independent Executrix of the Estate of Jack R. Ryan, to Sandy Monferdini and wife Rosemary Monferdini, recorded in Volume 390, Page 200, Deed Records of Jim Wells County, Texas.

FOR ADDITIONAL TERMS AND CONDITIONS SEE ADDENDUM (12-35) ATTACHED HERETO AND MADE A PART HEREOF.

This lease also covers and includes, in addition to that above described, all land, if any, contiguous or adjacent to or adjoining the land above described and (a) owned or claimed by Lessor by limitation, prescription, possession. reversion or unrecorded instrument or (b) as to which Lessor has a preference right of acquisition. Lessor agrees to execute any supplemental instrument requested by Lessee for a more complete or accurate description of said land. For the purpose of determining the amount of any bonus, delay rental or other payment hereunder, said land shall be deemed to contain 346.16 acres, whether actually containing mote or less, and the above recital of acreage in any tract shall be deemed to be the true acreage thereof. Lessor accepts the bonus and agrees to accept the delay rental as lump sum consideration for this lease and all rights and options hereunder.

2. Unless sooner terminated or longer kept in force under other provisions hereof, this lease shall remain in force for a term of Five (5) years from the date hereof, hereinafter called "primary term," and as long thereafter as operations, as hereinafter defined, are conducted upon said land with no cessation for more than ninety (90) consecutive days.

3. As royalty, Lessee covenants and agrees: (a) To deliver to the credit of Lessor, in the pipe line to which Lessee may connect its wells, the equal one-eighth part of all oil produced and saved by Lessee from said land, or from time to time, at the option of Lessee, to pay Lessor the average posted market price of such one-eighth part of such oil as the wells as of the day it is run to the pipe line or storage tanks, Lessor's interest, in either case, to bear one-eighth of the cost of treating oil to render it marketable pipe line oil;
(b) To pay Lessor on gas and casinghead gas produced from said land (1) when sold by Lessee, one-eighth of the amount realized by Lessee, computed at the mouth of the well, or (2) when used by Lessee off said land or in the manufacture of gasoline or other products, the market value, at the mouth of the well, of one-eighth of such gas and casinghead gas, (c) To pay Lesser on all other minerals mined and marketed or utilized by Lesser from said land, one-tenth either in kind or value at the well or mine at Lessees election, except that on sulphur mined and marketed the royalty shall be one dollar ($l.00) per long ton. If; at the expiration of the primary teem or at any time or times thereafter, there is any well an said land or on lands with which said land or any portion thereof has been pooled, capable of producing oil or gas, and all such wells are shut-in, this lease shall, nevertheless, continue in force as though operations were being conducted on said land for so tong as said wells are shot-in, and thereafter this lease may be continued in force as if no shut-in had occurred. Lessee covenants and agrees to use reasonable diligence to produce, utilize, or market the minerals capable of being produced from said wells, but in the exercise of such diligence, Lessee shall not be obligated to install of furnish facilities other than well facilities and ordinary lease facilities of flow lines, separator, and lease tank, and shall not be required to settle labor trouble or to market gas upon terms unacceptable to Lessee. If, at any time or times after the expiration of the primary term, all such wells are shut-in for a period of ninety consecutive days, and during such time there are no operations on said land, then at or before the expiration of said ninety day period, Lessee shall pay or tender, by check or draft of Lessee, as royalty, a sum equal to the amount of annual delay rental provided for in this lease.
Lessee shall make like payments, or tenders at or before the end of each anniversary of the expiration of said ninety day period if upon such anniversary this lease is being continued in force solely by reason of the provisions of this paragraph. Each such payment or tender shall be made to the parties who at the time of payment would be entitled to receive the royalties which would be paid under this lease if the wells were producing, and may be deposited in a depository hank provided for below, Nothing herein shall impair Lessee's right to release as provided in paragraph 5 hereof. In event of assignment of this lease in whole or in part, liability for payment hereunder shall rest exclusively on the then owner or owners of this tease, severally as to acreage owned by each.

4. Lessee is hereby granted the right at its option, to pool or unitize any land covered by this lease with any other land covered by this lease, and/or with any other land, lease, or leases, as to any or all minerals or horizons, so as to establish units containing not more than 80 surface acres, plus 10% acreage tolerance; provided, however, units may be established as to any one or more horizons, or existing units may be enlarged as to any one or more horizons, so as to contain not more than 640 surface acres plus 10% acreage tolerance, if limited to one or more of the following: (1) gas, other than casinghead gas, (2) liquid hydrocarbons (condensate) which are not liquids in the subsurface reservoir, (3) minerals produced from wells classified as gas wells by the conservation agency having jurisdiction. If larger units than any of those herein permitted, other at the time established, or after enlargement, are required under any governmental rule or order, for the drilling or operation of a well at a regular location, or for obtaining maximum allowable from any well to be drilled, drilling, or already drilled, any such unit may be established or enlarged to conform to the size required by such governmental order or rule. Lessee shall exercise said option as to each desired unit by executing an instrument identifying such unit and filing it for record in the public office in which this lease is recorded. Each of said options maybe exercised by Lesser at any time and from time to time while this lease is in force, and whether before or after production has been established either on said land, or on the portion of said land included in the unit, or on other land unitized therewith. A unit established hereunder shall be valid and effective for all purposes of this lease even though there may be mineral, royalty, or leasehold interests in lands within the unit which are not effectively pooled or unitized. Any operations conducted on any part of such unitized land shall be considered, for all purposes, except the payment of royalty, operations conducted upon said land under this lease. There shall be allocated to the land covered by this, lease within each such unit (or to each separate tract within the unit if this lease covers separate tracts within the unit) that proportion of the total production of unitized minerals from the unit, after deducting any used in lease or unit operations, which the number of surface acres in such land (or in each such separate tract) covered by this lease within the unit bears to the total number of surface acres in the unit, and the production so allocated shall be considered for all purposes, including payment or delivery of royalty, overriding royalty and any other payments out of production, to be the entire production of unitized minerals from the land to which allocated in the same manner as though produced therefrom under the terms of this lease. The owner of the reversionary estate of any term royalty or mineral estate agrees that the accrual of royalties pursuant to this paragraph or of shut-in royalties from a well on the unit shall satisfy any limitation of limitation of term requiring production of oil or gas. The formation of any unit hereunder which includes land not covered by this lease shall not have the effect of exchanging or transferring any interest under this lease (including, without limitation, any delay rental and shut-in royalty which may become payable under this lease) between parties owning interests in land covered by this lease and parties owning interests in land not covered by this lease. Neither shall it impair the right of Lesser to release as provided in paragraph 5 hereof, except that Lessee may not so release as to lands within a unit while there are operations thereon for unitized minerals unless all pooled leases are released as to lands within the unit. At any time while this lease is in force Lessee may dissolve any unit established hereunder by filing for record in the public office where this tease is recorded a declaration to that effect, if at that time no operations are being conducted thereon for unitized minerals. Subject to the provisions of this paragraph 4, a unit once established hereunder shall remain in force so long as any lease subject thereto shall remain in force. If this lease now or hereafter covers separate tracts, no pooling or unitization of royalty interests as between any such separate tracts is intended or shall be implied or result merely from the inclusion of such separate tracts within this lease but Lessee shall nevertheless have the right to pool or unitize as provided in this paragraph 4 with consequent allocation of production as herein provided. As used in this paragraph 4, the words "separate tract' mean any tract with royalty ownership differing, now or hereafter, either as to parties or amounts, from that as to any other part of the leased premises.

5. If operations are not conducted on said land on or before the first anniversary date hereof, this tease shall terminate as to both parties, unless Lessee on or before said date shall, subject to the further provisions hereof, pay or tender to Lessor or to Lessor's credit in the Wells Fargo Bank at 600 B. Main St., Alice, Texas 78332 or its successors, which shall continue as the depository, regardless of changes in ownership of delay rental, royalties, or other moneys, the sum $1,730.75 U.S. which shall operate as delay rental and rover the privilege of deferring operations for one year from said date. In like manner and upon like payments or lenders, operations may be further deferred for like periods of one year each during the primary term. If at any time that Lessee pays or tenders delay rental, royalties, or other moneys, two or more parties are, or claim to be entitled to receive same, Lessee may, in lieu of any other method of payment therein provided, pay or tender such rent at royalties, or other money, in the manner herein specified, either jointly to such parties or separately to each in accordance with their respective ownerships thereof, as Lessee may elect. Any payment hereunder may be made by check or draft of Lessee deposited in the mail of delivered to Lessor or too depository bank on or before the last date for payment. Said delay rental shall be apportionable as to said land on an acreage basis, and a failure to make proper payment or lender of delay rental as to any portion of said land or as to any interest therein shall not affect this lease as to any portion of said land or as to any interest therein as to which proper payment or tender is made. Any payment or tender which is made in an attempt to make proper payment but which is erroneous in whole or in part as to parties, amounts, or depository shall nevertheless be sufficient to prevent termination of this lease and to extend the tone within which operations maybe conducted in the same manner as though a proper payment had been made; provided, however, Lessee shall correct such error within thirty (30) days after Lessee has received written notice thereof from Lessor. Lessee may at any time and from time to time execute and deliver to Lessor or file for record a release or releases of this lease as to any part or all of said land or of any mineral or horizon thereunder, and thereby be relieved of all obligations as to the released acreage or interest. If this lease is so released as to all minerals and horizons under a portion of said land, the delay rental and other payments computed in accordance therewith shall thereupon be reduced in the proportion that the acreage released bears to the acreage which was covered by this lease immediately prior to such release.

6. If at any time or times during the primary term operations are conducted on said land and if all operations are discontinued, this lease shall thereafter terminate on its anniversary date next following the ninetieth day after such discontinuance unless on or before such anniversary date Lessee either(1) conducts operations or (2) commences or resumes the payment or tender of delay rental; provided, however, if such anniversary date is at the end of the primary term, or if there is no further anniversary date of the primary term, this lease shall terminate at the end of such term or on the ninetieth day after discontinuance of all operations, whichever is the later date, unless on such later date either (1) Lessee is conducting operations or (2) the shut-in well provisions of paragraph 3 or the provisions of paragraph 11 are applicable. Whenever used in this lease the word 'operations' shall mean operations for and any of the following: drilling, testing, completing, reworking, recompleting, deepening, plugging back or repairing of a well in search for or in an endeavor to obtain production of oil, gas, sulphur or other minerals, excavating a mine, production of oil, gas, sulphur or other mineral, whether or not in paying quantities.

7. Lessee shall have the use, free from royalty, of water, other than from Lessor's waterwells, and of oil and gas produced from said land in all operations hereunder. Lessee shall have the right at any time to remove all machinery and fixtures placed on said land, including the right to draw and remove casing. No well shall be drilled nearer than 200 feet to the house or barn now on said land without the consent of the Lessor. Lessee shall pay for damages caused by its operations to growing crops and timber on said land.

8. The rights and estate of any party hereto may be assigned from time to time in whole or in part and as to any mineral or horizon. All of the covenants, obligations, and considerations of this lease shall extend to and be binding upon the parties hereto, their heirs, successors, assigns, and successive assigns. No change or division in the ownership of said land, royalties, delay rental, or other moneys, or any part thereof, howsoever effected, shall increase the obligations or diminish the rights of Lessee, including, but not limited to, the location and drilling of wells and the measurement of production. Notwithstanding any other actual or constructive knowledge or notice thereof of or to Lessee, its successors or assigns, no change or division in the ownership of said land or of the royalties, delay rental, or other moneys, or the right to receive the same, howsoever effected, shall be binding upon the then record owner of this lease until thirty (30) days after there has been furnished to such record owner at his or its principal place of business by Lessor or Lessor's heirs, successors, or assigns, notice of such change or division, supported by either originals or duly certified copies of the instruments which have been properly filed for record and which evidence such change or division, and of such court records and proceedings, transcripts, or other documents as shall be necessary in the opinion of such record owner to establish the validity of such change or division, if any such change in ownership occurs by reason of the death of the owner, Lessee may, nevertheless pay or lender such royalties, delay rental, or other moneys, or part thereof, to the credit of the decedent in a depository bank provided for above. In the event of assignment of this lease as to any part (whether divided or undivided) of said land, the delay rental payable hereunder shall be apportionable as between the several leasehold owners, ratably according to the surface area or undivided interests of each, and default in delay rental payment by one shall not affect the eight of other leasehold owners hereunder.

9. In the event Lessor considers that Lessee has not complied with all its obligations hereunder, both express and implied, Lessor shall notify Lessee in writing, setting out specifically in what respects Lessee has breached this contract. Lessee shall then have sixty (60) days after receipt of said notice within which to meet or commence to meet all or any part of the breaches alleged by Lessor. The service of said notice shall be precedent to the bringing of any action by Lessor on said lease for any cause, and no such action shall be brought until the lapse of sixty (60) days after service of such notice on Lessee. Neither the service of said notice nor the doing of any acts by Lessee aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that Lessee has failed to perform all its obligations hereunder. If this lease is canceled for any cause, it shall nevertheless remain in force and effect as to (1) sufficient acreage around each well as to which there are operations to constitute a drilling or maximum allowable unit under applicable governmental regulations, (but in no event less than forty acres), such acreage to be designated by Lessee as nearly as practicable in the form of a square centered at the well, or in such shape as then existing spacing rules require; and (2) any part of said land included in a pooled unit on which there are operations. Lessee shall also have such easements on said land as are necessary to operations on the acreage so retained.

10. Lessor hereby warrants and agrees to defend title to said land against the claims of all persons whomsoever. Lessor's rights and interests hereunder shall be charged primarily with any mortgages, taxes or other liens, or interest and other charges on said land, but Lessor agrees that Lessee shall have the right at any time to pay or reduce same for Lessor, either before or after maturity, and be subrogated to the rights of the holder thereof and to deduct amounts so paid from royalties or other payments payable or which may become payable to Lessor and for assigns under this lease. If this lease covers a less interest in the oil, gas, sulphur, or other minerals in all or any part of said land than the entire and undivided fee simple estate (whether Lessor's interest is herein specified or not), or no interest therein, then the royalties, delay rental, and other moneys accruing from any part as to which this lease covers less than such full interest shall be paid only in the proportion which the interest therein, if any, covered by this lease, bears to the whole and undivided fee simple estate therein. All royalty interest covered by this lease (whether or not owned by Lessor) shall be paid out of the royalty herein provided. This lease shall be binding upon each party who executes it without regard to whether it is executed by all those named herein as Lessor.

11. If, while this lease is in force, at, or after the expiration of the primary term hereof, it is not being continued in force by reason of the shut-in well provisions of paragraph 3 hereof, and Lessee is not conducting operations on said land by reason of (1) any law, order, rule or regulation, (whether or not subsequently determined to be invalid) or (2) any other cause, whether similar or dissimilar, (except financial) beyond the reasonable control of Lessee, the primary term and the delay rental provisions hereof shall be extended until the first anniversary date hereof occurring ninety (90) or more days following the removal of such delaying cause, and this lease maybe extended thereafter by operations as if such delay had not occurred.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

LESSOR:                                LESSEE:

/s/  Sandy  Monferdini                 Thrust Energy Corp., a Nevada corporation
Sandy  Monferdini

/s/  Rosemary  Monferdini              By:  /s/Thomas  Mills
Rosemary  Monferdini                   Name:  Thomas  Mills
                                       Title:  President

By:  /s/Sandy  Monferdini
LESSOR
Sandy  Monferdini  her  attorney  in  fact

STATE  OF
COUNTY  OF                             ACKNOWLEDGMENT

This instrument was acknowledged before me on the 19th day of August, 2005, by Sandy Monferdini individually and as agent for Rosemary Monferdini.

                                       Carol  B.  Acker
                                       Notary  Public,  State  of  Texas
                                       My  Comm.  Exp.  10-10-2006

PROVINCE  OF  BRITISH     )
COLUMBIA,  CANADA         )
                          )
CITY  OF  VANCOUVER       )

     The Oil, Gas and Mineral Lease, as between Sandy Monferdini and wife Rosemary Monferdini (as Lessor) and Thrust Energy Corp. (as Lessee) dated July 31, 2005 for certain oil, gas and mineral lands in Jim Wells County, Texas, was acknowledged before me on the 8th day of August, 2005, by Thomas Mills, President of Thrust Energy Corp., a Nevada corporation, on behalf of said corporation.

             Notary Public in and for the province of British Columbia, Canada My Commission Expires: December 31, 2005
             Joseph  A.S.  Fogarassy
             Barrister  &  Solicitor
             800-885  West  Georgia  Street
             Vancouver,  B.C.  V6C  3H1
             Telephone  604-687-5700

ADDENDUM

ATTACHED TO AND BY REFERENCE MADE A PART OF THAT CERTAIN OIL, GAS AND MINERAL LEASE MADE AND ENTERED INTO BY AND BETWEEN SANDY MONFERDINI AND WIFE ROSEMARY MONFERDINI, AS LESSOR, AND THRUST ENERGY CORP., A NEVADA CORPORATION, AS LESSEE, UNDER DATE OF JULY 31, 2005.

12. Notwithstanding anything to the contrary, in the event of conflict between the provisions of this ADDENDUM and the printed pages of the Oil, Gas and Mineral Lease, the terms of this ADDENDUM shall control and supersede the provisions of the printed Oil, Gas and Mineral Lease.

13. SUBSTANCES COVERED: This Lease covers oil, gas, casinghead gas, other gaseous substances and associated hydrocarbons in either a liquid or gaseous phase or state and such minerals as may be produced in association with the production of oil, gas, casinghead gas, other gaseous substances and associated hydrocarbons; provided, however, that nothing in this Lease shall be deemed to authorize the gasification or in situ combustion of coal or lignite, and this Lease shall not be deemed to cover either coal or lignite. The classification of a well as either a gas well or oil well by the Texas Railroad Commission shall be conclusive in respect of its classification under the terms of this Lease.

14.  ADDITIONAL  ROYALTY  PROVISIONS:     Notwithstanding anything herein to the
contrary,  the  Lessee  shall  pay  to  the  Lessor  royalties  as  follows:

a. It is agreed and understood by Lessor and Lessee that all royalty payments referred to in this Agreement as one-eighth (1/8) shall be construed to be and are hereby changed to be one-fourth (1/4), this shall include oil, gas, sulfur and associated liquid or liquifiable hydrocarbons. It is further agreed and understood that Lessee shall pay the Lessor a royalty equal to one-fourth (1/4) of the gross proceeds of sale of all oil and/or gas and saved in any combination from the leased premises as further set forth below.

b. Should oil be produced from any well, the gross proceeds of sale of lease products of such oil shall be free to the Lessor of any cost to whichever point is first encountered: 1) the point of sale to an independent nonaffiliated third party purchaser; or 2) to an affiliated purchaser, provided the sale is at prevailing market rates; or 3) the point of entry into an independent nonaffiliated third party owned pipeline system; or 4) the point of entry into an affiliate owned pipeline system, provided transportation rates are at prevailing markets rates. Upon written request by the Lessor, written justification of changes made by the Lessee must be submitted and agreed to in writing by the Lessor.

c. Should gas, including casinghead gas, be produced and saved from any well, the gross proceeds of sale of lease products of said gas shall be free to the Lessor of any cost to whichever point is first encountered: 1) the point of entry into a facility to remove CO2, H2S, N2 or obtain plant products; or 2) the point of entry into an independent nonaffiliated third party owned pipeline system; or, 3) the point of entry into a pipeline system owned by a gas distribution company, or any subsidiary or such gas distribution company, which is regulated by the Railroad Commission of Texas or, 4) the point of entry into an affiliated pipeline system, if the rates charged by such pipeline system are reasonable, as compared to independent pipeline systems, based on such pipeline system's location, distance, cost of service and other pertinent factors. Upon written request by the Lessor, written justification of changes made by the Lessee must be submitted and agreed to in writing by the Lessor.

d. The Lessee agrees that all royalties accruing to the Lessor herein shall be without deduction of any costs incurred by the Lessee except as agreed herein. Except for all taxes and fees levied upon oil and gas produced, including, without limitation, severance taxes, Lessor's royalty is to be free and clear of all costs, claims, charges and expenses of any nature, including third party post production costs on or off the premises except as herein provided, and except for the reasonable costs of CO2, H2S and N2 removal, there shall be no deduction for the cost of gathering, separating, dehydrating, compressing or treating the gas to make it marketable. Unless otherwise specifically agreed in writing, there shall be no deduction for transportation costs prior to entry of gas into a pipeline system.

14.1. ROYALTY ON LOST PRODUCTION: Lessee shall be liable to Lessor for the royalty on any and all oil or gas which may be lost or wasted due to leakage, fire or other reasons which are as a result of the Lessee's gross and willful negligence.

15. TIME, METHOD AND MANNER OF PAYMENT: Lessee agrees that all royalties which are required to be paid hereunder shall be due and payable within sixty (60) days after the month of production of oil or gas or other products covered hereby; provided however, on the first month's production, the royalty payment may be paid within sixty (60) days after the first sales and in no event longer than sixty (60) days after the end of the month of which the oil or gas was produced. Lessor, at Lessor's option, may be paid directly from the first purchase of oil covered hereby. The execution and delivery of a division order shall never be a requirement or condition precedent to distributing actual royalties to Lessor unless in the form prescribed by the Texas Natural Resources Code. If required by the Lessee, as a condition to payment, Lessor will execute and deliver to Lessee or the purchaser of oil and gas, a written statement of Lessor's interest in minerals or royalties and his current address and social security or taxpayer's identity number. Lessor agrees to reimburse Lessee for incorrect or unauthorized payment. Any royalty not paid within the time specified herein shall be deemed delinquent and shall bear simple interest at the rate of twelve (12%) percent per annum, or if lesser, the maximum amount of nonusurious interest that may be lawfully charged. Neither Lessee nor its purchaser of oil or gas shall be authorized to make any deductions or adjustments against present or future royalty payments for royalty amounts previously paid without first giving Lessor or royalty owner thirty (30) days advanced notice of same along with a full explanation of such overpayment. Lessee expressly grants to Lessor and any royalty owner the right to audit production, revenue and the calculation and payment of revenues to Lessor and royalty owners, by such royalty owner giving Lessee notice of the exercise of this right and, within 30 days after receipt of such notice, Lessee shall make available to the requesting royalty owner at Lessee's offices all books and records and gas contracts (together with copies thereof if requested by royalty owners' expense) along with all other data necessary for royalty owner or his agent to audit such production, revenue and/or royalty payments.

16.  MINIMUM  INCOME  CLAUSE:     Anything  in  this  lease  to  the  contrary
notwithstanding, Lessee, its successors and assigns, shall pay to Lessor a minimum guaranteed royalty in the event of production, which will be in a sum not less than the annual delay rental, or Twenty Five Dollars ($25.00) per acre, whichever is greater, multiplied by the number of acres allocated to proration unit(s), as prescribed in Paragraph 17A, for producing well(s) located on or pooled with the leased premises. Also, no tender or payment of minimum income as provided in this paragraph shall ever perpetuate this lease or be construed as constructive production in paying or commercial quantities.

17. POOL1NG: (i) Lessee shall have NO right to pool until and unless Lessee has first developed all said lands available for development under the formula set out in Paragraph 17 A below and there remains insufficient acreage to constitute a retained tract called for under Paragraph l7 A below unless otherwise agreed by written instrument by Lessee and Lessor. Thereafter, pooling and/or unitization is permitted; however, all such remaining production acreage shall be included in the pooled unit created, and the royalties payable from production under such pooled unit shall be paid on a surface acreage basis.

                 (ii) Subject to subparagraph 17(i), Lessee's rights and power to pool or combine said premises or part thereof, as to gas or oil, with any other land, shall be in proration unit(s) not exceeding the acreage for proration units provided in Paragraph 17A. For the purposes of this lease, horizontal completion and the classification of a well as an oil or gas well shall be provided in Paragraph 17A. The point of production for purposes of this paragraph shall be the deepest producing perforation at the given time should governmental authority having jurisdiction permit. The creation of a larger units in order to obtain the maximum proration allowable, then such units shall be increased in size to conform to the requirements for such allocation units.

17A. PRORATION UNITS: Within 120 days after the completion of any well located on the leased premises or pooled with a portion of the leased premises as permitted hereunder, Lessee shall designate and describe in writing that part of leased premises allocated to such well for production purposes, which shall be referred to as a proration unit, and such designation shall be filed in the Official Records of Jim Wells County, Texas; provided however, no more than forty (40) acres of land shall be allocated to a proration unit for a vertically producing oil well if completed at a depth 9,000 feet or less below the surface; no more than eighty (80) acres of land shall be allocated to a proration unit for a vertically drilled producing oil well if completed at a depth of more than 9,000 feet below the surface; no more than 160 acres of land shall be allocated to a proration unit for a vertically drilled producing gas well completed at a depth 9,000 feet or less below the surface; and no more than 320 acres of land shall be allocated to a proration unit for a vertically drilled producing gas well if completed at a depth of more than 9,000 feet below the surface; and not more than 640 acres shall be allocated to a proration unit for a well that is a horizontal completion producing oil well and not more than 640 acres for a well that is horizontal completion producing gas well. For purposes of this lease, horizontal completion means an oil or gas well in which the horizontal component of the gross completion interval exceeds 150 feet in length in the Austin Chaulk Formation, Buda Limestone Formation or any other formation located below the base of the Austin Chaulk and the classification of a well as an oil or gas well shall be pursuant to the rules and regulations of the Texas Railroad Commission. The acres allocated to each proration unit may be increased by a ten per cent (10%) tolerance and on each occasion during the primary term or during a period after the primary term that Lessee is then engaged in the actual drilling of a well in search of oil or gas on the land covered hereby or has drilled a well within a period of 180 days, if a producing well is (a) recompleted at different depths and/or (b) recompleted as an oil well after previously completed as a gas well, the acreage and depths which may be retained around such well shall vary and be adjusted according to the formula set forth above. Notwithstanding the above, in the event the Railroad Commission of Texas (or other governmental authority having jurisdiction) requires, as opposed to permits, pursuant to applicable field rules, the allocation of larger tracts of land to the proration unit to any such producing well in order to obtain the maximum production allowable, then the proration may be increased to the amount of acreage surrounding each well required to obtain such fill allowable. Each such proration unit shall be in the form of a square or rectangle to the extent reasonably practicably with the well located thereon being sufficient distances from the boundary lines of such retained tract as to comply with the rules and regulations of the Railroad Commission of Texas.

18. RELEASE CLAUSE: Notwithstanding any other provision in this lease to the contrary, at the expiration of the primary term of this lease or, if later, the end of the extended period provided below, this lease shall terminate SAVE AND EXCEPT the interest of Lessee in and to that part of the leased premises allocated to each proration unit upon which a producing well is located in accordance with the acreage limitation provided in Paragraph 17 A; and further SAVE AND EXCEPT that part of the leased premises included in a pooled unit in accordance with Paragraphs 17 and 17 A upon which a producing oil or producing gas well is located; and further SAVE AND EXCEPT the interest of Lessee under each such retained tract from the surface to one hundred feet (100') below the stratigraphic equivalent of the base of the then deepest producing formation in which the Lessee has an interest, together with acreage around such wellbore that corresponds with the formula set forth above. For the purposes of this Paragraph 18, the point of production for purposes of determining the amount of acreage which Lessee may allocate to each well shall be the deepest producing perforation at the date release or partial release are called for in this paragraph and at that time, the acre designations may be increased by a ten per cent (10%) tolerance. Notwithstanding the above, in the event the Railroad Commission of Texas (or other governmental authority having jurisdiction) requires, as opposed to permits, pursuant to applicable field rules, the allocation of larger or smaller tracts of land or units to any such producing well in order to obtain the maximum production allowable, then this lease shall continue in force and effect as to the amount of acreage surrounding each well required to obtain such full allocation. Lessee shall, upon the expiration of this lease or parts hereof, file of record in the office of the County Clerk of Jim Wells County, Texas, an instrument releasing this lease insofar as said lease has terminated, specifically describing by metes and bounds the retained tracts surrounding each producing well and the depths which may be retained by the Lessee thereunder. If requested by Lessor, Lessee shall, whether prior to recording such release or later, deliver to Lessor a plat depicting the location of each retained tract along with the log of each well within a retained tract and proof of the depth claimed by Lessee to be retained within each tract.

If, on the dates the partial releases called for herein would otherwise be required, Lessee is then engaged in the actual drilling of a well in search of oil or gas on the land covered hereby or has drilled a well thereon within a period of one hundred and eighty (180) days prior to such date (i.e. the extended period referred to above), then the provisions of this Paragraph 18 shall not be applicable until such time as the Lessee allows a period of one hundred and eighty (180) consecutive days to lapse between the completion of a well and the actual commencement of drilling (as defined under definitions below) on subsequent well or wells on the lands covered hereby or pooled lands herewith. Provided however, Lessee shall be entitled to accumulate and later use time saved between the drilling of wells up to a maximum of one hundred and eighty (180) days; however, Lessee shall inform Lessor in writing of time saved and of Lessee's intent to use such time in the future.

At such time as a partial termination of this lease occurs under the provisions of this paragraph, each retained tract shall be considered as a separately leased tract, in the same manner as if Lessor had executed separate and distinct leases covering each such retained tract. Lessee shall not be obligated to protect against drainage, if any, between and among "separately leased tracts". Notwithstanding a partial termination of this lease under the above provisions, it is agreed that Lessee have and retain such easements of ingress and egress including the right to lay pipelines over those lands partially released so as to enable Lessee to develop and operate the retained tracts. Further, it shall not be necessary for Lessee to remove or relocate any pipelines, tanks and batteries or other surface equipment or installations from any portions of this lease, which have terminated for so long as it continue to be used for the development of and operations on such retained tracts.

The formula set forth in Paragraph 18 above for retaining tracts shall not be construed as an agreement or stipulation on the part of Lessor that such drilling constitutes reasonable development of the leased premises. Lessee agrees to drill such additional well or wells on each retained tract, (or such portion or portions thereof as may be in force and effect from time to time); as would a reasonably prudent Operator to reasonably develop the same for the production of oil and/or gas.

In the event Lessee fails to timely record said release or partial release required under this lease pursuant to Paragraph 17 A herein, Lessor shall, if such release is not recorded within sixty (60) days of receipt of written demand of Lessor, be entitled to execute and record an affidavit indicating expiration of the lease period. It is expressly agreed and understood by Lessor and Lessee that such affidavit shall effect as a release executed by the Lessee.

19. ASSIGNMENT CLAUSE: Lessee agrees that there shall be no full assignment of this lease without Lessor's prior written consent, however, Lessee shall be permitted to assign fractional interest of this lease to partnerships or joint ventures in which Lessee is a partner or co-venturer, or to participants in the form of fractional undivided working interest, provided that Lessee retains the operational rights and responsibilities hereunder. It is further agreed Lessee shall remain liable as a surety for performance for all of Lessees obligations hereunder and in the event of performance, Lessor shall be entitled to all of its remedies to Lessee and each of its assigns thereafter.

20. LIMITATION ON SHUT-IN: It is expressly agreed that Lessee's right to maintain this lease in force after the primary term by shut-in gas well payments shall not continue for any one shut-in period of more than two (2) years immediately following the primary term, or in reocurring periods after the primary term not to exceed three (3) years in the aggregate and that shut-in payments shall be Twenty Five and no/100 Dollars ($25.00) per each acre for each acre of land then covered by this lease, which payment shall maintain the lease in full force and effect for a period of one (1) year from date such well is completed or shut-in.

21.  SURFACE  PROTECTION  CLAUSES:     As  a  part of the consideration for this
lease  Lessor  and  Lessee  agree  as  follows:

21.1. ROADS AND GATES: Lessee agrees, the extent practicable in its operations, to use existing gates and roadways. Lessee and all persons entering or leaving said lands in connection with Lessee's operations hereunder shall keep all outside and interior gates along the route or routes designated for such use securely closed except when vehicles are passing through. Lessee agrees to keep gates locked as reasonably requested by surface owner. With respect to new roadways, Lessee agrees to consult with surface owner as to the location and to reasonably accommodate surface owner in selecting reasonable access and will construct such diversion terraces along new roads to reduce soil erosion. No new openings to, or leading to the county road shall be made without the surface owner's consent. Upon the construction of any new roads, damages shall be paid by Lessee to surface owner for new construction of the roads at One and 25/100 Dollars ($1.25) per foot. Lessee will regularly grade the roads it uses and maintain such roads for passage by ear. Lessee will make all repairs and maintenance within a reasonable time not to exceed thirty (30) days after notice by Lessor or surface of the need for such repair or maintenance. If Lessee uses any roads concurrently with other mineral leases, then Lessee shall be obligated for its proportionate part or share of the resulting deterioration of commonly used roads as well as all responsibility for road damages caused solely by Lessee.

21.2. FENCES: Lessee shall consult with surface owner prior to cutting any fence. If Lessee desires to cut a boundary fence, Lessee must obtain permission from the adjoining landowner prior to cutting any fence. Should it be necessary to cut any fence or fences on the leased premises for the purposes of passage and Lessee obtains permission (which permission shall not be unreasonably withheld) from the surface owner (and as to boundary fences, from the adjoining landowner). Prior to cutting such fence there shall be installed six (6) 10-foot posts with not less than 8-inch tops, each buried five (5) feet into the ground with three (3) posts on each side of the proposed cut. The posts are to be properly braced with horizontal braces and wired so that when the fence is cut, there will be no slackening of the wires. After any interior fence is cut, a metal gate shall immediately be placed in the fence, which if requested by Lessor or surface owner, shall be locked. Lessee shall install a cattle guard and metal gate across the same together with an aluminum gate adjacent to said cattle guard at all intersections of ranch fences and roads to be used by Lessee, which shall be left in place at the termination of the lease and become the property of the surface owner.

21.3. DRILLSITE LOCATIONS AND OPERATIONS: It is agreed by and between the Lessor and Lessee that location of any well(s), access road(s), pipeline(s) route, electrical and/or communications route shall be approved by the Lessor or one of their representatives in writing prior to location thereof. However, such approval shall not be unreasonably withheld. Lessee will maintain all improvements used in connection with Lessee's operation in a good state of repair and will promptly cause to be repaired and restored any damage to such resulting from Lessee's use or operations. Drilling mud pits shall be lined and the liner shall be of such material and qualities and installed in such a fashion as to prevent the loss of fluids. On each drillsite, the slush pits, tanks, separators, treaters and any other pertinent well and lease equipment above the surface on or off the drillsite including tank batteries shall be enclosed by a barded wire fence capable of turning livestock promptly after the completion of any drilling operations and such fence shall be maintained by Lessee for so long as such equipment remains on leased premises or during the period of production resulting from such operations. No drilling operations, pipeline construction, seismic lines or operations of any nature shall be conducted within 300 feet of any house, camphouse, barns, water wells or permanent improvements, without express written consent of the surface owner. Lessee agrees to protect the surface of the leased premises from water erosion caused by its operations by building and maintaining such water diversion terraces as necessary. Lessee will use every effort to prevent fires on said lands and will use every effort to prevent papers, boxes, sacks and containers and waste materials of any kind from coming on said land and littering the premises. Prior to use, Lessee shall pay the surface owner for each drill site and tank battery and pit location, if not located within the drill site, not less than Two Thousand and no/l00 Dollars ($2,000.00) per acre and not more than the highest purchase price paid within the area per acre for comparable land with comparable use. Lessee agrees that at all times the leased premises shall be used, operated and constructed in compliance with all applicable laws, statues, rules and regulations of any governmental authority having jurisdiction including, without limitation, all safety regulations and requirements of the U.S. Department of Transportation and all environmental laws, statues, rules and regulations of any federal, state or local authority at any time applicable to this lease.

21.4. DRILLSITE RESTORATION: Within ninety (90) days after completion or abandonment of any well drilled on said lands, Lessee will clean up the well site and remove from said lands any and all oil and/or gas waste materials, oil spills, junk, and any material and substances that might cause injury to person or livestock; will level all mounds and generally restore such location to its original condition as is reasonably practicable except for the minimum amount of surface needed to service a well and the reserve pit( s) shall be filled, level and restored within six (6) months after completion of a well. Upon the abandonment of each well, all gravel and other material shall, at the option of surface owner, either be removed or stacked and each drill site, tank battery location and/or pit shall then be restored by placing top soil thereon in such quantity and manner that grass and other vegetation may grow thereon, and Lessee shall plant locations with Coastal Bermuda as surface owner may reasonably request.

21.5. SURFACE FACILITIES: By the acceptance hereof, Lessee agrees that prior to erecting any pipeline, compressor stations or other non-drilling related lease facilities which may be needed by Lessee for producing oil and gas and operating this lease, Lessee shall advise Lessor of Lessee's intentions. Lessor and Lessee will then mutually select the site or sites for locating equipment and pipeline, taking into consideration the operations of Lessor and surface owner and Lessee's needs in conducting its operations under the terms of this lease in a reasonable manner, however, said site(s) shall be approved by the Lessor or one of their representatives in writing prior to location thereof. Such approval shall not be unreasonably withheld. Lessee is prohibited from constructing any, oil or gas refinery, or plant, on the leased premises without first obtaining a separate written lease agreement with Lessor except a refinery or plant used solely for oil or gas produced from the leased premises.

21.6. CONTAMINATION: Lessee will use every effort to prevent the escape of saltwater or other noxious materials and will not permit same to run into any surface water tank, water well, creek, ravine, or upon or over the premises, nor to penetrate, seep, flow or be injected into any subsurface fresh water stratum, but will be contained and disposed of in keeping with applicable governmental rules and regulations. Lessee has no right to dispose of salt water on the leased premises or use any well located on the leased premises for salt water disposal.

21.7. REMOVAL OF EQUIPMENT: Except as otherwise provided herein, Lessee shall have the right, at any time within six (6) months after the termination of this lease to remove and property and fixtures placed on said land, except for downhole tubing and rods which shall belong to Lessor as provided in subparagraph 21.10 if Lessee fails to remove such property and fixtures within said six (6) months, such property and fixtures shall be deemed abandoned by Lessee and Lessor or surface owner (if different from Lessor) shall have the option but not the obligation to either take possession thereof and dispose of the same as Lessor sees fit provided, however, Lessee shall not be relieved of any liability resulting from any operations on leased premises including the duty to plug any well abandoned.

21.8. DAMAGES TO PROPERTY: Lessee agrees to pay Lessor or surface owner for damages or repair such damages resulting to the surface of said lands and damages to, but not limited to, ranch roadways used by Lessee, fences, gates, cattle guards, houses, barns, windmills, cattle, livestock and wildlife caused by Lessee's operations or such damages as Lessor may incur by reason of Lessee's failure to comply with the terms of this lease. Except as otherwise provided in EXHIBIT "A", compensation for all damages to property shall be based on the replacement value thereof or the prevailing rates for similar damages in the area at the time, whichever is greater.

21.9. SEISMIC AND PIPELINE PAYMENTS: If Lessee conducts seismic operations on Lessor's (or surface owner if different from Lessor) lands or should Lessee lay pipelines across the leased premises, then Lessee shall be required to compensate the surface owner based on the prevailing rate being paid in the area at the time for surface damages as a result of such operations. Seismic permit agreements must be prepared and presented to the surface owner along with estimated compensation to be paid to the surface owner thereof, prior to commencement of such operations. Nothing herein shall restrict Lessee's right to lay pipelines for transportation of lease gas or conduct seismic operations on leased premises. All pipeline locations shall be shown in advance to surface owners, sendoros shall be blade wide, shall be disked and planted in Coastal Bermuda grass, and dog-legged at the boundary lines as instructed by the surface owners and terraces shall be constructed across any clearings or pathways made by Lessee in such a manner as may be necessary to prevent erosion. Each pipeline right-of-way shall be reduced to writing on a form agreed by surface owner and Lessee. Surface owner shall have the right to require the pipelines be cut off from other lines at the termination of the Lease. All pipelines shall be buried at leased thirty-six (36) inches below the surface.

21.10.  SURFACE  WATER:     Lessee  has  no right to use water from stock tanks,
lakes, creeks, or rivers located on said lands or from Lessor's well's without Lessor's prior written consent.

21.11. HUNTING AND FISHING PROHIBITED: A material consideration to the granting of this lease is that no employee, representative or contractor of Lessee or any other person allowed to come upon said land by Lessee, shall be permitted to hunt, fish, swim, camp or picnic on said land and no dog, gun, firearm, fishing equipment or other sporting paraphernalia of any type will be permitted on the premises. Lessees shall use due diligence to prevent anyone entering the said land from hunting or shooting at or killing wild game, or bringing or keeping any type of dog or livestock on such property. There shall be no drugs or alcohol on said land at any time.

22. ENVIRONMENTAL ISSUES: Lessee shall comply with all environmental laws and regulations in the conduct of all drilling and producing operations on the Lands and agree that Lessee shall not store nor dispose of toxic or Hazardous chemicals or wastes on the Lands.

23. INDEMNITY: Lessee agrees to indemnify, protect and bold Lessor harmless of and from any and all claims, demands, costs, expert fees, reasonable attorney fees, expenses, damages, losses, causes of action or suits for damages (i) arising out or from injury to persons (including death) and/or injury or damage to or loss of any property or improvements caused by Lessee, its agents, employees, servants, contractors or any person acting under its direction or control; (ii) arising out of or any and all breach of the environmental covenants below or any other covenant of Lessee and/or (iii) arising out of, from or under any state, federal or local laws as a result of Lessee operations on the Lands including, but not limited to, any environmental laws and any and all environmental liability caused by Lessee on the land and the oil, gas and other mineral estate covered by this lease. Further, neither Lessor nor surface owner shall ever be liable for any claims, demands, costs, expenses, damages, losses, causes of action or suits for damages because of injury to persons or property resulting from the acts or omissions of Lessee, its agents, employees, servants, contractors or any person acting under its direction and control on the land covered by this lease; provided however, in the event Lessor files any lawsuit asserting any claim(s) against Lessee, then Lessor's attorney fees unless Lessor's attorney fees are awarded to be paid by Lessee by a court of competent jurisdiction.

24. GOVERNING LAW: This lease shall be governed by, interpreted, construed, and applied in accordance with the laws of the State of Texas. It is further agreed by and between Lessee and Lessor, any suit brought as a result or arising out of this Lease and/or Exhibit "A" attached thereto shall be filed in Jim Wells County, Texas.

25. FORCE MAJEURE: Lessee shall not be liable for delays in Lessee's performance of any covenant or condition hereunder, express or implied, or for total or partial non-performance thereof, due to force majeure. The term "force majeure", as used herein, shall mean any circumstance or any condition reasonably unforeseen and reasonably beyond the control of Lessee, including acts of God, acts of the public enemy, strikes, lockouts and accidents. If Lessee is required to cease operations or work on the Lands by force majeure, then until such time as such force majeure is terminated, and for a period of 90 days after such termination, each and every provision of this Lease that might operate to terminate it shall be suspended and this Lease shall continue in full force and effect during such suspension period. If any period of suspension occurs before the Expiration Date, the term thereof shall be added to such Primary Term. The provisions of this Paragraph shall have no applicability in respect of any payments required to be made under any provision of this Lease, it being expressly understood and agreed that the provision of this Paragraph shall not override any requirement of such payments.

26.  WARRANTY:     Lessor  does not warrant title, either express or implied, to the  Lands  described  in  this lease.

27. EASEMENTS AND RESTRICTIONS: This lease is subject to all restrictions, easements, agreements and instruments affecting the lands covered hereby and presently appearing of record in the County in which such lands are located.

28.  RECORDING:     Lessee  shall  have  the  right  to  record  this Lease or a memorandum  out-lining  the  primary  terms  in  the  public  record.

29. MULTIPLE ORIGINALS: This Lease may be executed in multiple originals, all of which shall be considered counterparts of one another. This Lease shall be binding upon the parties who execute it as and when executed, whether or not executed by all parties, and shall be binding upon and inure to the benefit of the respective heirs, successors, representatives, and assignees of the parties hereto. This Lease is not intended to create any partnership, association, association for profit, or any other relationship by which either Lessor or Lessee shall be liable for the acts, either of omission or commission, of the other.

30.  DRAINAGE:     Notwithstanding anything herein to the contrary, Lessee, as a reasonably prudent operator, shall at all times protect the leased premises from drainage of oil and gas on adjoining lands.

31.  DEFINITIONS:

31.1. "Production", "production in paying quantities", "production in commercial quantities" and "production in paying commercial quantities" shall have the same meaning for purposes of this lease, namely production in quantities sufficient to yield a return to the holders of the working interest excluding severance taxes, in excess of the operating expenses and costs (including all costs recognized by court precedent in Texas which are included in determining whether oil or gas is being produced in paying or commercial quantities), even though drilling costs may never be recouped by working interest owners.

31.2. "operations for drilling", "drilling operations", "commencement of operations", "commence operations", "commence drilling operations", "commences drilling operations" shall have the same meaning being a drilling rig capable of performing the drilling in position with the drillbit turning and the timely prosecution of such drilling in good faith and with reasonable diligence toward the completion of same as a dry hole or commercial well.

31.3. "operations for reworking", "reworking operations", "commencement of reworking operations", "commence reworking operations", "commences reworking operations" and "actual reworking operations" shall have the same meaning being the actual re-entry of the drillbit with the drillbit turning into an existing wellbore with a drilling or workover rig capable of re-entering and reworking such well and the timely prosecution of such actual reworking operations in good faith and with reasonable diligence toward the re-establishment or enhancement of commercial production of oil or gas from such previously producing zone or zones.

31.4. "Completed", "completion" shall have the same meaning and the date a well is completed shall be (1) the date of the potential test conducted for Railroad Commission purposes or (2) thirty (30) days after the drilling rig is released from such well or (3) the date a well is abandoned as a dry hole, whichever happens sooner.

31.5. "Shut-in": A well shall be considered and defined as "shut-in" on the earlier of the following dates: (1) the date of the potential test conducted for Railroad Commission purposes; (2) thirty (30) days after the drilling rig is released; or (3) thirty (30) days after the day that a commercial well ceases actual production.

31.6 "Dollar or Dollars": For the purposes of this lease the words Dollar and Dollars shall be defined as the currency of the United States of America ("U.S.").

32. PREPARATION OF LEASE: The parties hereto expressly agree and stipulate that there shall not be a presumption that this lease shall be construed more strongly against the party drafting this lease or any paragraph, clause or provision hereof.

33.  OPTION  TO  EXTEND  PRIMARY TERM:     In consideration of the acceptance of
this lease by the Lessee, the Lessor agrees for himself and his heirs, successors and assigns, that no other lease for the oil, gas and minerals covered by this lease shall be granted by the Lessor during the term of this lease or any extension or renewal thereof granted to the Lessee herein. If at the expiration of its primary term, this Lease has not been or is not being, extended pursuant to any of its provisions, then Lessee, its successors or assigns shall have the option to extend the primary term of said lease for an additional Five (5) years by paying or tendering to Lessor by certified payment and delivery to Lessor or to Lessor's credit in a depository bank as hereinabove provided, the sum of One Hundred Fifty and no/100 Dollars ($150.00) multiplied by the total number of mineral acres subject to this lease and by amending the annual delay rental provision to the sum of Fifty and no/l00 Dollars ($50.00) per net mineral acre during the secondary term. Said payment or tender shall be made on or before the expiration date of the initial primary term. Lessee shall notify Lessor of its intention to exercise this option prior to 30 days before expiration of the initial term.

34. INFORMATION REQUIRED: As a further condition for this Lease and not a covenant only, Lessee agrees to furnish to Lessor designated representative and agent, at the address specified on the signature page hereof, within 48 hours of becoming available, unless stated otherwise, true and correct copies of the following information:

34.1 When filed with the Agency, an official survey plat showing the location of any well proposed to be drilled on the Lands or on lands pooled therewith if authorized by the Lease;

34.2 Application to drill duly approved by the Agency, or if a separate drilling permit is issued, the drilling permit;

34.3     Written  notification  of  commencement  of  any  operations;

34.4     Daily  drilling  report  for  each well, transmitted daily by telecopy;

34.5 All logging surveys, wireline tests, drillstem test charts, core analyses or other third party information as may be run or prepared in the drilling of such well;

34.6     Potential  test  or  completion  report  filed  with  the  Agency;

34.7     Notification  of  first  sales  of  oil  and/or  gas  from  such  well;

34.8 Plugging record, if completed as a dry hole or if subsequently abandoned;

34.9 Any information Lessee obtains with respect to the Lands or any well or wells on the Lands (including, without limitation, title opinions, information with respect to offset wells, copies of interpreted Three Dimensional (3D) seismic data including original (thermal) time-slice maps on horizons to be selected by Lessor, geologic and geophysical surveys, whether by seismograph, gravity, magnetic or other non-intrusive activity).

34.10 A fully executed duplicate original and also a recorded copy of this Lease and/or Memorandum of Lease.

34.11. ACCESS: Lessee hereby acknowledges Lessor's right of access to all operations conducted on the leased premises, including the drilling rig, wireline logging truck or trailer, mud logger's truck or trailer and the right to inspect all surveys, tests, cores and cuttings obtained thereby. All books, accounts and other records pertaining to production, transportation, sale and marketing of oil, gas or products from the Lands shall at any time during normal business hours be subject to inspection and examination by Lessor and its representatives. Any harm or injury incurred by Lessor as a result of reliance upon such information or access to operations shall be solely at Lessor's risk.

34.12. CONF11DENTIALITY: For a period of one year from date of receipt of such non-public information or if sooner until such information is generally available to the public, Lessor agrees to keep confidential all nonpublic information obtained under the terms of this paragraph and will not divulge such non-public information to parties other than other mineral or royalty owners under this lease, Lessor's or Lessee's attorneys, geologists, petroleum engineers, accountants, financial consultants, guardians, designated representatives/agents, or other personal or legal representatives, (who will be informed to keep such information confidential); provided however, this confidentiality provision shall not apply to any such information divulged, released or made public as a result of or pertaining to the filing of any lawsuit or any court proceeding or discussions with or dealings with any Lessee.

35. NOTICE: Whenever under this Lease provisions are made for notice of any kind, by either party, it shall be deemed sufficient notice and service thereof if such notice is given in writing to the parties and at the addresses set forth below and deposited in the United States Mail, by Registered or Certified return receipt requested, with postage prepaid.

To Lessor:                      To Lessor's designated representative and agent:

Sandy Monferdini                Gary W. Monferdini
P.O. Box 1652        and        1243 Titania Lane
Alice, Texas  78332             McLean, Virginia 22102
                                Facsimile: 703-940-0450

To  Lessee:

Atten: Thomas Mills, President
Thrust Energy Corp.
807-1050 Burrard Street
Vancouver, BC  V6Z 2S3

Either party named above shall have the right upon giving ten (10) days prior written notice to the other in the manner hereinabove provided to change its address or individual (agent) for the purpose of notice.

SIGNED  FOR  IDENTIFICATION:

LESSOR:                         LESSEE:

/s/ Sandy Monferdini            Thrust Energy Corp., a Nevada Corporation
Sandy Monferdini

/s/ Rosemary Monferdini         By: /s/ Thomas Mills
Rosemary Monferdini             Name: Thomas Mills
                                Title: President

By: /s/ Sandy Monferdini
Sandy Monferdini her attorney in fact